STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                              FTI CONSULTING, INC.,

                            KLICK, KENT & ALLEN, INC.

                                       AND

                                 JOHN C. KLICK,

                              CHRISTOPHER D. KENT,

                               EVAN J. ALLEN, AND

                              MICHAEL R. BARANOWSKI

                          DATED AS OF JUNE 30, 1998 AND

                        MADE EFFECTIVE AS OF JUNE 1, 1998




                                TABLE OF CONTENTS
                                -----------------


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1.    STOCK PURCHASE AND RELATED MATTERS .................................1
      1.1      TRANSFER OF STOCK. ........................................1
      1.2      PURCHASE PRICE. .......................................... 1
      1.3      ACCOUNTING TERMS. .........................................2
      1.4      EFFECTIVE DATE ........................................... 2
      1.5      EARN-OUT. .................................................2

2.    CLOSING ............................................................4

      2.1      LOCATION AND DATE. ........................................4
      2.2      DELIVERIES. ...............................................5

3.    REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
       AND THE COMPANY ...................................................5
      3.1      DUE ORGANIZATION. .........................................5
      3.2      AUTHORIZATION; VALIDITY. ..................................5
      3.3      NO CONFLICTS. .............................................6
      3.4      CAPITAL STOCK OF THE COMPANY. .............................6
      3.5      TRANSACTIONS IN CAPITAL STOCK. ............................6
      3.6      ABSENCE OF CLAIMS AGAINST COMPANY. ........................7
      3.7      SUBSIDIARIES AND STOCK. ...................................7
      3.8      COMPLETE COPIES OF MATERIALS. .............................7
      3.9      COMPANY FINANCIAL CONDITIONS. .............................7
      3.10      FINANCIAL STATEMENTS. ....................................7
      3.11     LIABILITIES AND OBLIGATIONS. ..............................8
      3.12     BOOKS AND RECORDS. ........................................8
      3.13     BANK ACCOUNTS; POWERS OF ATTORNEY. ........................8
      3.14     ACCOUNTS AND NOTES RECEIVABLE. ............................9
      3.15     PERMITS. ..................................................9
      3.16     REAL PROPERTY. ............................................9
      3.17     PERSONAL PROPERTY. .......................................11
      3.18     INTELLECTUAL PROPERTY. ...................................12
      3.19     MATERIAL CONTRACTS AND COMMITMENTS. ......................13
      3.20     GOVERNMENT CONTRACTS. ....................................14
      3.21     INVENTORY. ...............................................14
      3.22     INSURANCE. ...............................................14
      3.23     ENVIRONMENTAL MATTERS. ...................................15
      3.24     LABOR AND EMPLOYMENT MATTERS. ............................16
      3.25     EMPLOYEE BENEFIT PLANS ...................................16
      3.26     TAXES. ...................................................21
      3.27     CONFORMITY WITH LAW; LITIGATION. .........................24
      3.28     RELATIONS WITH GOVERNMENTS. ..............................24
      3.29     ABSENCE OF CHANGES. ......................................24
      3.30     DISCLOSURE. ..............................................26

4.    REPRESENTATIONS OF BUYER ..........................................26
      4.1      DUE ORGANIZATION. ........................................26
      4.2      AUTHORIZATION; VALIDITY OF OBLIGATIONS. ..................27
      4.3      NO CONFLICTS .............................................27
      4.4      SEC DOCUMENTS. ...........................................27
      4.5      FINANCIAL STATEMENTS. ....................................28
      4.6      LITIGATION. ..............................................28

5.    COVENANTS .........................................................28
      5.1      FIRPTA COMPLIANCE. .......................................28
      5.2      UNPAID TAXES. ............................................28
      5.3      CERTAIN TAX MATTERS. .....................................28
      5.4      ACCOUNTS RECEIVABLE. .....................................30

6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER ......................31
      6.1      REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF
                OBLIGATIONS .............................................31
      6.2      NO LITIGATION ............................................31
      6.3      OPINION OF COUNSEL. ......................................31
      6.4      CONSENTS AND APPROVALS. ..................................31
      6.5      CHARTER DOCUMENTS ........................................31
      6.6      EMPLOYMENT AGREEMENTS ....................................32
      6.7      DUE DILIGENCE. ...........................................32
7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDERS AND THE
      COMPANY ...........................................................32
      7.1      REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF
                OBLIGATIONS .............................................32
      7.2      NO LITIGATION. ...........................................32
      7.3      CONSENTS AND APPROVALS ...................................33

8.    INDEMNIFICATION ...................................................33

      8.1      GENERAL INDEMNIFICATION BY THE STOCKHOLDERS ..............33
      8.2      LIMITATION AND EXPIRATION. ...............................34
      8.3      INDEMNIFICATION PROCEDURES. ..............................35
      8.4      SURVIVAL OF REPRESENTATIONS WARRANTIES AND COVENANTS .....37
      8.5      REMEDIES CUMULATIVE. .....................................37
      8.6      GENERAL INDEMNIFICATION BY BUYER. ........................37

9.    NONCOMPETITION AND CONFIDENTIALITY ................................38
      9.1      EMPLOYMENT AGREEMENTS. ...................................38

10.   GENERAL ...........................................................38
      10.1     SUCCESSORS AND ASSIGNS. ..................................38
      10.2     ENTIRE AGREEMENT .........................................39
      10.3     COUNTERPARTS. ............................................39
                                       ii

      10.4     BROKERS AND AGENTS .......................................39
      10.5     EXPENSES .................................................39
      10.6     SPECIFIC PERFORMANCE; REMEDIES ...........................39
      10.7     NOTICES. .................................................39
      10.8     GOVERNING LAW. ...........................................41
      10.9     SEVERABILITY .............................................41
      10.10    ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS ................41
      10.11    AMENDMENT; WAIVER. .......................................41

                                      iii


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Exhibits

A              Promissory Note to John C. Klick
B              Promissory Note to Christopher D. Kent
C              Promissory Note to Evan J. Allen
D              Promissory Note to Michael R. Baranowski
E              Employment Agreement with John C. Klick
F              Employment Agreement with Christopher D. Kent
G              Employment Agreement with Evan J. Allen
H              Employment Agreement with Michael R. Baranowski

Schedules:

3.1(a)         Jurisdictions  Authorized  or Qualified to do Business in
3.1(b)         List of Directors and Officers
3.4            Stockholders'  Interests
3.10           Financial  Statements
3.13           Bank  Accounts;  Powers of Attorney
3.16(b)        Real  Property
3.16(c)        Real Property   Supplement
3.17(a)        Personal   Property
3.18(a)        Registered  and Unregistered  Marks
3.18(b)(i)     Patents
3.18(b)(ii)    Copyright   Registrations
3.18(c)        Other Rights
3.18(d)        Intellectual Property
3.19(a)        Significant Customers and Significant  Suppliers
3.19(b)        Material Contracts
3.19(c)        Canceled Contracts
3.19(d)        Third Party Consents
3.20           Government  Contracts
3.22           Insurance
3.23(a)        Hazardous  Materials
3.23(d)        Environmental  Permits
3.25(b)        Company Plans and Company Benefit Arrangements
3.25(c)        Amendments to Company Benefit Plans
3.25(d)        Worker's  Compensation  Claims
3.25(e)        Key  Employees
3.26(c)        Assets
3.27(b)        Conformity with Law; Litigation
3.29           Absence of Changes

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 30th day of June, 1998, by and among FTI Consulting, Inc., a Maryland corporation ("Buyer"), Klick, Kent & Allen, Inc., a Virginia corporation (the "Company"), and John C. Klick, Christopher D. Kent, Evan J. Allen, and Michael
R. Baranowski (each a "Stockholder" and collectively, the "Stockholders").


                                    RECITALS

     A. The Stockholders are the owners of all of the issued and outstanding shares (the "Shares") of the capital stock of the Company.

     B. The Stockholders desire to sell to Buyer and Buyer desires to purchase from the Stockholders the Shares pursuant to this Agreement.

     NOW,   THEREFORE,   in   consideration   of   the   premises   and  of  the
representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

1.   STOCK PURCHASE AND RELATED MATTERS

     1.1 TRANSFER OF STOCK. Upon the terms and subject to the conditions hereof, at the Closing (as defined in Section 2.1), Buyer will purchase from the Stockholders, and the Stockholders will sell, transfer and deliver to Buyer, all of the Shares free and clear of all Liens (defined below) in consideration of payment of the Purchase Price specified in Section 1.2. For the purposes of this Agreement, "Lien" means any security interest, pledge, encumbrance, lien (statutory or otherwise), charge, security agreement, option, right of first refusal, preemptive right, restriction on transfer or preferential arrangement of any kind or nature whatsoever.

     1.2  PURCHASE PRICE.

          (a) Payments. For purposes of this Agreement, the "Purchase Price" shall be Ten Million Dollars ($10,000,000). On the Closing Date (as defined in
Section 2.1), the Buyer shall deliver to the Stockholders promissory notes (each a "Note" and, collectively, the "Notes") in the form attached hereto as Exhibits A, B, C and D evidencing the Buyer's obligation to deliver the Purchase Price to the Stockholders according to the following schedule: Six Million Dollars ($6,000,000) on July 1, 1998 (the "First Payment"); Two Million Dollars
($2,000,000) on July 1, 1999 (the "Second Payment"); Two Million Dollars ($2,000,000) on July 1, 2000 (the "Final Payment"). The Notes shall provide for payment of interest at the rate of seven and one-half percent (7.5%) per annum from and after the Closing Date on the unpaid principal amounts of the Notes and shall provide for payments to Seller of all accrued but unpaid interest in quarterly installments commencing on September 30,1998, and each quarter thereafter on December 31, March 30, June

30 and September 30, except that Buyer shall pay all accrued and unpaid interest with the Final Payment on July 1, 2000 ("Interest Payments").

     1.3 ACCOUNTING TERMS. Except as otherwise expressly provided herein or in the Schedules, all accounting terms used in this Agreement shall be interpreted, and all financial statements, Schedules, certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP, consistently applied.

     1.4 EFFECTIVE DATE . This Agreement shall be effective as of June 1, 1998 and Buyer shall be deemed to own all profits and losses of the Company as of the Effective Date. The representations and warranties shall be effective as of the Closing Date unless they specifically refer to an earlier date.

     1.5 EARN-OUT. In addition to the Purchase Price, the Stockholders will be entitled to receive the following earn-out payments (the "Earn-Out Payments") as additional purchase price:

          (a) The Buyer shall pay the Stockholders the amount, if any, (the "Earn-Out") equal to fifty percent (50%) of the amount of the Company's aggregate earnings before interest, taxes, goodwill amortization and incentive compensation under the Employment Agreements (as defined hereafter) (excluding any corporate allocations by Buyer, except for direct services Buyer provides to the Company consistent with the Company's past practices) ("Pretax Profits") for the three year period beginning July 1, 1998, and ending June 30, 2001 (collectively, the "Earn-Out Period"). All Earn-Out Payments shall be payable to each Stockholder, pro rata in accordance with each Stockholder's ownership of the Shares as set forth in Schedule 3.4 hereto.

          (b) As provided in Section 1.5(f), following July 1, 1999, the Buyer shall pay the Stockholders an amount (the "1999 Earn-Out Payment") equal to one-half (1/2) of fifty percent (50%) of the Pretax Profits of the Company from July 1, 1998 to June 30, 1999.

          (c) As provided in Section 1.5(f), following July 1, 2000, the Buyer shall pay the Stockholders an amount (the "2000 Earn-Out Payment") equal to one-half (1/2) of fifty percent (50%) of the Pretax Profits of the Company from July 1, 1999 to June 30, 2000.

          (d) As provided in Section 1.5(f), following July 1, 2001, the Buyer shall pay the Stockholders an amount (the "Final Earn-Out Payment") equal to fifty percent (50%) of the Pretax Profits of the Company from July 1, 1998 to June 30, 2001, less the 1999 Earn-Out Payment and less the 2000 Earn-Out
Payment. If the Final Earn-Out Payment is less than the aggregate of the 1999 Earn-Out Payment plus the 2000 Earn-Out Payment, then the Stockholders shall pay to the Buyer the difference between the Final Earn-Out Payment and the aggregate of the 1999 Earn-Out Payment plus the 2000 Earn-Out Payment, but in no event shall the Stockholders be required to pay Buyer more than the aggregate of the 1999 Earn-Out Payment plus the 2000 Earn-Out Payment.

          (e) Calculation of Annual Pretax Profit.

               (i) Within forty-five (45) days after each July 1 during the Earn-Out Period (except for 1998), but in no event later than sixty (60) days following such date, Buyer shall prepare and deliver to the Stockholders unaudited statements of income and cash flow of the Company for the year of the Earn-Out Period just ended (the "Current Year") showing in reasonable detail the calculation of the Pretax Profit for such Current Year and the Earn-Out Payment payable to the Stockholders for the Current Year, if any, determined pursuant to the provisions of this Section 1.5 (hereinafter the "Proposed Annual Pretax Profit Statement") and the "Proposed Earn-Out Payment."

               (ii) The Proposed Annual Pretax Profit Statement shall be subject to verification and examination by the Stockholders, and, in order to facilitate such verification and examination, Buyer shall, at such reasonable times and places as may be requested by the Stockholders, deliver copies of all supporting documents to the Stockholders and their representatives and provide to the Stockholders and their representatives the right to examine or take copies of any work papers used by Buyer in the preparation of the Proposed Annual Pretax Profit Statement.

               (iii) The Stockholders shall have a period of thirty (30) days after delivery of each Proposed Annual Pretax Profit Statement to the Stockholders to present in writing to Buyer any objections the Stockholders may have to the accuracy of the Proposed Annual Pretax Profit Statement and/or the Earn-Out Payment which objections shall be set forth in reasonable detail. If no objections are raised within such thirty (30) day period, the Proposed Annual Pretax Profit Statement shall be deemed to be accepted and approved by the Stockholders, and the Pretax Profit for the Current Year and the Earn-Out Payment for the Current Year as contained in the Proposed Annual Pretax Profit Statement shall be deemed to be final and binding upon the parties.

               (iv) If the Stockholders shall disagree as to the accuracy of the Pretax Profit for the Current Year or the Annual Earn-Out Amount for the Current Year as contained in the Proposed Annual Pretax Profit Statement, the Stockholders shall present to Buyer written notice within the thirty (30) day period described in Section 1.5(e)(iii) specifying such disagreement. Following receipt of such notice by Buyer, the Stockholders and Buyer shall use their best efforts to promptly resolve the matter or matters in disagreement. If the Stockholders and Buyer resolve the matter or matters in disagreement, the Stockholders and Buyer shall either confirm or revise the original Proposed Annual Pretax Profit Statement and/or Earn-Out Payment whereupon the statement of the Pretax Profit for the Current Year and Earn-Out Payment as contained in the confirmed or revised Proposed Annual Pretax Profit Statement shall be deemed final and binding upon the parties.

               (v) If the Stockholders and Buyer are unable to resolve the matter or matters in disagreement within twenty (20) days following Buyer's receipt of written notice from the Stockholders of the Stockholders' disagreement with the accuracy of the Proposed Annual

Pretax Profit Statement and/or Earn-Out Payment, then such disagreements or disagreements shall be referred for resolution to the an independent accountant mutually agreeable to the parties (the "Independent Accountants"). The Independent Accountants shall be directed to furnish written notice to the Stockholders and Buyer of their resolution of any such disagreements referred to them as soon as practicable but in no event later than twenty (20) days following the referral of such dispute to the Independent Accountants. The Pretax Profit Statement and the Earn-Out Payment as determined by the Independent Accountants shall be final and binding upon the parties.

               (vi) During and with respect to the audit and reviews referred to in this Section 1.5(e), the Stockholders and Buyer shall: (i) fully cooperate with all reasonable requests of the Stockholders, Buyer and the Independent Accountants, as the case may be; (ii) upon reasonable request make available to the Stockholders, Buyer and the Independent Accountants, all work papers, supporting schedules, documents and other information (including access to all appropriate knowledgeable personnel of Buyer and its affiliates, upon which the Proposed Annual Pretax Profit Statement is prepared and the Earn-Out Payment is determined; and (iii) promptly provide the Independent Accountants with such management representation letters (in customary form) executed by the Stockholders and appropriate personnel of Buyer as applicable, as may reasonably be requested with respect to the calculation of the preparation of the Pretax Profit Statement and the Proposed Earn-Out Payment.

               (vii) With the exception of the fees, expenses and disbursements of the Independent Accountants, all fees, expenses and disbursements of the Stockholders relating to the matters described in this Section 1.5(e) shall be borne by the Stockholders and all fees, expenses and disbursements of Buyer relating to the matters described in this Section 1.5(e) shall be borne by Buyer. The fees, expenses and disbursements of the Independent Accountants shall be borne by the party whose determination of the Earn-Out Payment for the periods in dispute is furthest from the determination of the Earn-Out Payment for such periods by the Independent Accountants.

                  (f) The Earn-Out Payments required to be paid pursuant to this
Section 1.5 shall be paid by Buyer to the Stockholders in cash or immediately available funds promptly, but in no event later than ten (10) business days following the determination of the Earn-Out Payment, by delivery to such accounts as Stockholders shall specify in writing.

2.   CLOSING

     2.1 LOCATION AND DATE. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution of this Agreement at 10:00 a.m. at the offices of Wilmer, Cutler & Pickering, 2445 M Street, N.W., Washington, D.C. 20037, on June 30, 1998, providing that all conditions to Closing shall have been satisfied or waived, or at such other time and date as Buyer, the Company and the Stockholders may mutually agree, which date shall be referred to as the "Closing Date."

     2.2 DELIVERIES. The Stockholders shall deliver to Buyer the following at the Closing: (a) stock certificates representing the Shares, accompanied by stock powers duly executed in blank or duly executed instruments of transfer and any other documents that are necessary to transfer to Buyer good and marketable title to the Shares free and clear of all Liens; (b) resignations of directors of the Company as Buyer may request; and (c) all other documents, certificates, instruments or writings required to be delivered by the Stockholders or the Company at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith. Against delivery of the Shares, Buyer shall deliver to the Stockholders at the Closing in immediately available funds the Closing Payment and all other documents, certificates, instruments or writings required to be delivered by Buyer at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith. Upon condition that the Closing shall have occurred, Buyer shall deliver to the Stockholders the First Payment, Second Payment, Final Payment and all Interest Payments upon the dates provided in Section1.2 in immediately available funds according to such instructions as the Stockholders shall deliver to Buyer in writing no later than five (5) days prior to the date of the payment.


3.   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS AND THE COMPANY

     To induce Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each of the Stockholders and the Company, jointly and severally, represent and warrant to Buyer as follows (for purposes of this Agreement, the phrases "knowledge of the Company" or the "Company's knowledge," or words of similar import, mean the knowledge of the Stockholders and the other directors and officers of the Company, including facts of which the directors and officers, in the reasonably prudent exercise of their duties, should be aware):

     3.1 DUE ORGANIZATION. The Company is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to own, operate and lease its properties and to carry on its business in the places and in the manner as now conducted. Schedule 3.l(a) hereto contains a list of all jurisdictions in which the Company is authorized or qualified to do business. The Company is in good standing as a foreign corporation in each jurisdiction in which it does business. The Company has delivered to Buyer true, complete and correct copies of the Articles of Incorporation and Bylaws of the Company. Such Articles of Incorporation and Bylaws are collectively referred to as the "Charter Documents." The Company is not in violation of any Charter Documents. The minute books of the Company have been made available to Buyer (and have been delivered, along with the Company's original stock ledger and corporate seal, to Buyer) and are correct and complete in all material respects.
Schedule 3.1(b) contains a complete and accurate list of the directors and officers of the Company.

     3.2 AUTHORIZATION; VALIDITY. The Company has all requisite corporate power and authority to enter into and perform its obligations pursuant to the terms of this Agreement. The Company has the full legal right, corporate power and authority to enter into this Agreement and the transactions contemplated hereby. The Stockholders have the full legal right and authority to enter into this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance by the Company of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Company and this Agreement has been duly and validly authorized by all necessary corporate action on behalf of the Company. This Agreement is a legal, valid and binding obligation of each of the Stockholders and the Company, enforceable against each of them in accordance with its terms.

     3.3  NO  CONFLICTS.  The  execution,   delivery  and  performance  of  this
Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not:

          (a) conflict with, or result in a breach or violation of, any of the Charter Documents;

          (b) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both) under, any document, agreement or other instrument to which the Company or the Stockholders is a party or by which the Company or the Stockholders is bound, or result in the creation or imposition of any lien, charge or encumbrance on any of the Company's properties pursuant to (i) any law or regulation to which the Company or the Stockholders or any of their respective property is subject, or (ii) any judgment, order or decree to which the Company or the Stockholders is bound or any of their respective property is subject;

          (c) result in termination or any impairment of any permit, license, franchise, contractual right or other authorization of the Company; or

          (d) violate any law, order, judgment, rule, regulation, decree or ordinance to which the Company or the Stockholders is subject or by which the Company or the Stockholders is bound.

     3.4 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company consists of One Thousand (1,000) shares of common stock, $1.00 par value, of which 400 shares are issued and outstanding, and no shares of preferred stock. All of the Shares have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the Stockholders free and clear of all Liens. All of the Shares were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of the Shares was issued in violation of any preemptive rights. There are no voting agreements or voting trusts with respect to any of the Shares. The number of Shares owned by each of the Stockholders and the percentage interest in the Company represented by such Shares is stated on Schedule 3.4 hereto

     3.5 TRANSACTIONS IN CAPITAL STOCK. No option, warrant, call, subscription right, conversion right or other contract or commitment of any kind exists of any character, written or oral, which may obligate the Company to issue, sell or otherwise become outstanding any shares of capital stock. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. As a result of the transactions contemplated by this Agreement, Buyer will be the record and beneficial owner of all outstanding capital stock of the Company and rights to acquire capital stock of the Company.

     3.6 ABSENCE OF CLAIMS AGAINST COMPANY. None of the Stockholders has any claims of any kind against the Company.

     3.7 SUBSIDIARIES AND STOCK. The Company has no subsidiaries. The Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity, except that the Company owns forty-one
(41) shares of The Equitable Companies Incorporated which shares shall remain the property of the Company after Closing.

     3.8 COMPLETE COPIES OF MATERIALS. The Company has delivered to Buyer true and complete copies of each agreement, contract, commitment or other document (or summaries thereof) that is referred to in the Schedules and has delivered true and complete copies of its federal S Corporation election to Buyer, which election is recognized by the Commonwealth of Virginia without additional state level filings.

     3.9 COMPANY FINANCIAL CONDITIONS. The Company's earnings before taxes for the five-month period ended May 31, 1998 were in excess of $225,000.

     3.10 FINANCIAL STATEMENTS. Schedule 3.10 includes (a) true, complete and correct copies of the Company's audited balance sheets as of December 31, 1996 and 1997 (the end of its most recent completed fiscal year), and statements of operations and statements of Stockholders' equity for the years ended December 31, 1996 and 1997 (collectively, the "Audited Financials") and (b) true, complete and correct copies of the Company's unaudited balance sheet (the
"Interim Balance Sheet") as of May 31, 1998 (the "Balance Sheet Date") and statement of operations and statement of Stockholders' equity, for the five-month period then ended (collectively, the "Interim Financials," and together with the Audited Financials, the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with GAAP consistently applied. Each unaudited balance sheet included in the Company Financial Statements presents fairly the financial condition of the Company and its subsidiaries as of the date indicated thereon, and each of the statements of operations and statements of Stockholders' equity included in the Company Financial Statements presents fairly the results of its operations for the periods indicated thereon. Since the dates of the Company Financial Statements, there have been no material changes in the Company's accounting policies.

     3.11  LIABILITIES AND OBLIGATIONS.

          (e) To the Company's knowledge, the Company is not liable for nor subject to any liabilities except for:

               (i) those liabilities reflected on the Interim Balance Sheet and not previously paid or discharged;

               (ii) those liabilities arising in the ordinary course of its business consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement or not required to be disclosed thereon because of the term or amount involved or otherwise; and

               (iii) those liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice, which liabilities are not, individually or in the aggregate, material.

          (f) For purposes of this Section 3.11, the term "liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

     3.12 BOOKS AND RECORDS. The Company has made and kept books and records and accounts, which, in reasonable detail, accurately and fairly reflect its activities. The Company has not engaged in any transaction, maintained any bank account, or used any corporate funds except for transactions, bank accounts, and funds which have been and are reflected in its normally maintained books and records.

3.13 BANK ACCOUNTS; POWERS OF ATTORNEY. Schedule 3.13 sets forth a complete and accurate list as of the date of this Agreement, of:


          (a) the name of each financial institution in which the Company has any account or safe deposit box;

          (b) the names in which the accounts or boxes are held;

          (c) the type of account;

          (d) the name of each person authorized to draw thereon or have access thereto; and

          (e) the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

     3.14 ACCOUNTS AND NOTES RECEIVABLE. The Company has delivered to Buyer a complete and accurate list, as of a date not more than two (2) business days prior to the date hereof, of the accounts and notes receivable of the Company (including without limitation receivables from and advances to employees and the Stockholders), which includes an aging of all accounts and notes receivable showing amounts due in 30-day aging categories (collectively, the "Accounts Receivable"). All Accounts Receivable represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The Accounts Receivable are current and collectible net of any respective reserves shown on the Company's books and records (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of the Accounts Receivable will be collected in full, without any set-off, within one hundred twenty (120) days after the day on which it first became due and payable. There is no contest, claim, or right of set-off under any contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable.

     3.15 PERMITS. The Company owns or holds all licenses, franchises, permits and other governmental authorizations, including without limitation permits, titles, licenses and franchises necessary for the continued operation of its business as it is currently being conducted (the "Permits"). The Permits are valid, and the Company has not received any notice that any governmental authority intends to modify, cancel, terminate or fail to renew any Permit. No present or former stockholder, officer, manager, member or employee of the Company or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permits. The Company has not conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing. The transactions contemplated by this Agreement will not result in a default under, or a breach or violation of, or adversely affect the rights and benefits afforded to the Company, by any Permit.

     3.16 REAL PROPERTY.

          (a) For purposes of this Agreement, "Real Property" means all interests in real property including, without limitation, fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, owned or used by the Company, together with any additions thereto or replacements thereof. "Owned Real Property" means all Real Property owned by the Stockholders or any other person, persons or business entities owned or controlled by the Stockholders that is used in the conduct of the business and operations of the Company. The Company does not own any Real Property.

          (b) Schedule 3.16(b) contains a complete and accurate description of all Real Property and Owned Real Property (including street address, owner, landlord and Company's use thereof). Schedule 3.16(b) indicates whether the Real Property is owned or leased. The Real Property listed on Schedule 3.16(b) includes all interests in real property necessary to conduct the business and operations of the Company.

          (c)  Except as set forth in Schedule 3.16(c):

               (i) To the Company's knowledge, the Company has good and valid rights of ingress and egress to and from all Real Property from and to the public street systems for all usual street, road and utility purposes.

               (ii) To the Company's knowledge, all structures and all structural, mechanical and other physical systems thereof that constitute part of the Real Property, including but not limited to the walls, roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facility included therein, and other material items at the Real Property (collectively, the "Tangible Assets"), are free of defects and in good operating condition and repair. For purposes of this Section, a defect shall mean a condition relating to the structures or any structural, mechanical or physical system which requires an expenditure of more than $1,000 to correct.

               (iii) To the Company's knowledge, all water, sewer, gas, electric, telephone and drainage facilities, and all other utilities required by any applicable law or by the use and operation of the Real Property in the conduct of the Company's business are installed to the property lines of the Real Property, are connected pursuant to valid permits to municipal or public utility services or proper drainage facilities, are fully operable and are adequate to service the Real Property in the operation of the Company's business and to permit full compliance with the requirements of all laws in the operation of such business.

               (iv) The Real Property and all present uses and operations of the Real Property by the Company comply with all applicable statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards or restrictions of any government entity having jurisdiction over any portion of the Real Property (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, safety, health, employment and employment practices and access by the handicapped) (collectively, "Laws"), covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Real Property. The Company has obtained all approvals of governmental authorities (including certificates of use and occupancy, licenses and permits) required in connection with the use, occupation and operation of the Real Property.

               (v) To the Company's knowledge, there are no pending or threatened condemnation, fire, health, safety, building, zoning or other land use regulatory proceedings, lawsuits or administrative actions relating to any portion of the Real Property or any other matters which do or may adversely effect the current use, occupancy or value thereof, nor has the Company received notice of any pending or threatened special assessment proceedings affecting any portion of the Real Property.

               (vi) There are no parties other than the Company in possession of any of the Real Property or any portion thereof, and there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Real Property or any portion thereof.

               (vii) All real property taxes and assessments that are due and payable by the Company with respect to the Real Property have been paid or will be paid at or prior to Closing.

               (viii) All oral or written leases, subleases, licenses, concession agreements or other use or occupancy agreements pursuant to which the Company leases from any other party any real property, including all amendments, renewals, extensions, modifications or supplements to any of the foregoing or substitutions for any of the foregoing (collectively, the "Leases") are valid and in full force and effect. The Company has provided Buyer with true and complete copies of all of the Leases, all amendments, renewals, extensions, modifications or supplements thereto, and all material correspondence related thereto, including all correspondence pursuant to which any party to any of the Leases declared a default thereunder or provided notice of the exercise of any operation granted to such party under such Lease. The Leases and the Company's interests thereunder are free of all Liens.

               (ix)   None of the Leases requires the consent or approval of any
party  thereto  in  connection  with  the   consummation  of  the   transactions
contemplated hereby.

          3.17    PERSONAL PROPERTY.


                  (a) Schedule 3.17(a) sets forth a complete and accurate list of all personal property included on the Interim Balance Sheet and all other personal property owned or leased by the Company with a current book value in excess of $5,000 both (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date, including in each case true, complete and correct copies of leases for material equipment and an indication as to which assets are currently owned, or were formerly owned, by the Stockholders or the Company.

                  (b)  The  Company   currently  owns  or  leases  all  personal
property necessary to conduct the business and operations of the Company as they are currently being conducted.

                  (c) All of the material, machinery and equipment of the Company, including those listed on Schedule 3.17(a), are in good working order and condition, ordinary wear and tear excepted. All leases set forth on Schedule 3.17(a) are in full force and effect and constitute valid and binding agreements of the Company, and the Company is not in breach of any of their terms. All fixed assets used by the Company that are material to the operation of its business are either owned by the Company or leased under an agreement listed on
Schedule 3.17(a).

          3.18  INTELLECTUAL PROPERTY.

                (a) The Company is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, the registered and unregistered Marks listed on Schedule 3.18(a). Such schedule lists (i) all of the Marks registered in the United States Patent and Trademark Office ("PTO") or the equivalent thereof in any state of the United States or in any foreign country, and (ii) all of the unregistered Marks that the Company now owns or uses in connection with its business. For purposes of this Section 3.18, the term "Mark" shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names now held by the Company, including any registration or application for registration of any trademarks and services marks in the PTO or the equivalent thereof in any state of the United States or in any foreign country, as well as any unregistered marks used by the Company, and any trade dress (including logos, designs, company names, business names, fictitious names and other business identifiers) used by the Company in the United States or any foreign country.

                (b) The Company is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, all rights in the Patents listed on Schedule 3.18(b)(i) and in the Copyright registrations listed on Schedule 3.18(b)(ii). Such Patents and Copyrights constitute all of the Patents and Copyrights that the Company now owns or is licensed to use. The Company owns or is licensed to practice under all patents and copyright registrations that the Company now owns or uses in connection with its business. For purposes of this Section 3.18, the term "Patent" shall mean any United States or foreign patent to which the Company has title as of the date of this Agreement, as well as any application for a United States or foreign patent made by the Company; the term "Copyright" shall mean any United States or foreign copyright owned by the Company or the Subsidiary as of the date of this Agreement, including any registration of copyrights, in the United States Copyright Office or the equivalent thereof in any foreign county, as well as any application for a United States or foreign copyright registration made by the Company.

                 (c) The Company owns or is licensed to practice under all trade secrets, franchises or similar rights (collectively, "Other Rights") that it owns, uses or practices under as listed on Schedule 3.18(c).

                 (d) The Marks, Patents, Copyrights, and Other Rights listed on Schedules 3.18(a), 3.18(b)(i), 3.18(b)(ii), and 3.18(c) are referred to collectively herein as the "Intellectual Property." The Intellectual Property owned by the Company is referred to herein collectively as the "Company Intellectual Property." All other Intellectual Property is referred to herein collectively as the "Third Party Intellectual Property." Except as indicated on
Schedule 3.18(d), the Company has no obligations to compensate any person for the use of any Intellectual Property nor has the Company granted to any person any license, option or other rights to use in any manner any Intellectual Property, whether requiring the payment of royalties or not.

                 (e) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any Third Party

Intellectual Property license, sublicense or agreement described in Schedule 3.18(a), (b), or (c). No claims with respect to the Company Intellectual Property or Third Party Intellectual Property are currently pending or, to the knowledge of the Company, are threatened by any person, nor, to the Company's knowledge, do any grounds for any claims exist: (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted by the Company; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property or other trade secret material to the Company; or (iv) challenging the Company's license or legally enforceable right to use of the Third Party Intellectual Property. To the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party. The Company has (x) not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, or copyrights and which has not been finally terminated or been informed or notified by any third party that the Company may be engaged in such infringement or (y) no knowledge of any infringement liability with respect to, or infringement by, the Company of any trade secret, patent, trademark, service mark, or copyright of another.

          3.19    MATERIAL CONTRACTS AND COMMITMENTS.

                  (a) Schedule 3.19(a) sets forth a complete and accurate list of all Significant Customers and Significant Suppliers. For purposes of this Agreement, "Significant Customers" are the customers that have effected the most purchases, in dollar terms, from the Company during each of the past four (4) fiscal quarters, and "Significant Suppliers" are the suppliers who supplied the largest amount by dollar volume of products or services to the Company during the twelve (12) months ending on the Balance Sheet Date.

                  (b) Schedule 3.19(b) contains a complete and accurate list of all contracts, commitments, leases, instruments, agreements, licenses or permits, written or oral, to which the Company is a party or by which it or its properties are bound (including without limitation contracts with customers, joint venture or partnership agreements, contracts with any labor organizations, employment agreements, consulting agreements, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) (i) to which the Company and the Stockholders or any affiliate of the Company, the Stockholders or any officer or director of the Company are parties ("Related Party Agreements"); (ii) that may give rise to obligations or liabilities exceeding, during the current term thereof, $10,000, or (iii) that may generate revenues or income exceeding, during the current term thereof, $10,000 (collectively with the Related Party Agreements, the "Material Contracts"). The Company has delivered to Buyer true, complete and correct copies of the Material Contracts.

                  (c) Except to the extent set forth on Schedule 3.19(c), (i) none of the Company's Significant Customers has canceled or substantially reduced or, to the knowledge of the Company, is currently attempting or threatening to cancel or substantially reduce, any purchases from the Company,
(ii) none of the Company's Significant Suppliers has canceled or substantially reduced or, to the knowledge of the Company, is currently attempting to cancel or substantially reduce, the supply of products or services to the Company,
(iii) the Company has complied with all of its commitments and obligations and is not in default under any of the Material Contracts, and no notice of default has been received with respect to any thereof, and (iv) there are no Material Contracts that were not negotiated at arm's length. The Company has not received any material customer complaints concerning its products and/or services.

                  (d) Each Material Contract is valid and binding on the Company and is in full force and effect and is not subject to any default thereunder by any party obligated to the Company pursuant thereto. The Company has obtained all necessary consents, waivers and approvals of parties to any Material Contracts that are required in connection with any of the transactions contemplated hereby, or are required by any governmental agency or other third party or are advisable in order that any such Material Contract remain in effect without modification after the Closing and without giving rise to any right to termination, cancellation or acceleration or loss of any right or benefit ("Third Party Consents"). All Third Party Consents are listed on Schedule 3.19(d).

          3.20    GOVERNMENT CONTRACTS.

                 (a) Except as set forth on Schedule 3.20, the Company is not a party to any government contracts.

                 (b) The Company has not been suspended or debarred from bidding on contracts or subcontracts for any agency or instrumentality of the United States Government or any state or local government, nor, to the knowledge of the Company, has any suspension or debarment action been threatened or commenced.

          3.21 INVENTORY. The inventory of the Company consists of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, all of which is merchantable and fit for the purposes for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject to a GAAP reserve for inventory set forth on the face of the Interim Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

          3.22 INSURANCE. Schedule 3.22 sets forth a complete and accurate list, as of the Balance Sheet Date, of all insurance policies carried by the Company and all insurance loss runs or workmen's compensation claims received for the past two (2) policy years. The Company has made available to Buyer true, complete and correct copies of all current insurance policies, all of which are in full force and effect. All premiums payable under all such policies have been paid and the Company is otherwise in full compliance with the terms of such policies. Such policies of insurance are of the type and in amounts customarily carried by persons conducting businesses similar to that of the Company. To the knowledge of the Company, there have been no threatened terminations of, or material premium increases with respect to, any of such policies.

          3.23    ENVIRONMENTAL MATTERS.

                  (a) Hazardous Material. Other than as set forth on Schedule 3.23(a), the Company has no knowledge of any underground storage tanks nor of any amount of any substance that has been designated by any governmental entity or by applicable federal, state, local or other applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies properly and safely maintained (a "Hazardous Material"), being present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased. Schedule 3.23(a) identifies all known, underground and aboveground storage tanks (if any), and the capacity, age, and contents of such tanks, located on Real Property leased by the Company.

                  (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of or released, or exposed its employees or others to, Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Company Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any governmental entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                  (c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental
Permits") necessary for the conduct of the Company's Hazardous Material Activities and other business of the Company as such activities and business are currently being conducted. All Environmental Permits are in full force and effect. The Company (A) is in compliance in all material respects with all terms and conditions of the Environmental Permits and (B) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the laws of all governmental entities relating to pollution or protection of the environment or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. To the Company's knowledge, there are no circumstances that may prevent or interfere with such compliance in the future. Schedule 3.23(d) includes a listing and description of all Environmental Permits currently held by the Company.

                  (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of the Company, threatened concerning any Environmental Permit, Hazardous Material or any Company Hazardous Materials Activity. There are no past or present actions, activities, circumstances, conditions, events, or incidents that involve, or are reasonably likely to involve, the Company (or any person or entity whose liability the Company has retained or assumed, either by contract or operation of law) in any environmental litigation, or impose upon the Company (or any person or entity whose liability the Company has retained or assumed, either by contract or operation of law) any environmental liability including, without limitation, common law tort liability.

         3.24 LABOR AND EMPLOYMENT MATTERS. With respect to employees of and service providers to the Company.

                  (a) The Company is and has been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice;

                  (b) there is not now, nor has there ever been a collective bargaining agreement relating to the Company nor has any union attempted to organize the Company's employees; there is not now, nor within the past three
(3) years has there been, any unfair labor practice complaint against the Company pending or, to the Company's knowledge, threatened, before the National Labor Relations Board or any other comparable authority;

                  (c) all employees of the Company are at-will; all persons classified by the Company as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and the Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

          3.25    EMPLOYEE BENEFIT PLANS.


                (a)  Definitions.

                    (i) "Benefit Arrangement" means any benefit arrangement, obligation, custom, or practice, whether or not legally enforceable, to provide benefits, other than simply as salary, as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, other than any obligation, arrangement, custom or practice that is an Employee Benefit Plan, including, without limitation, employment agreements, severance agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

                    (ii) "Company Benefit Arrangement" means any Benefit Arrangement sponsored or maintained by the Company or with respect to which the Company has or may have any liability (whether actual, contingent, with respect to any of its assets or otherwise), in each case with respect to any present or former directors, employees, or agents of the Company.

                    (iii) "Company Plan" means any Employee Benefit Plan for which the Company is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or any Employee Benefit Plan maintained by the Company or to which the Company is or might be obligated to make payments, in each case with respect to any present or former employees of the Company. Company Plan includes any Qualified Plans that covered employees of the Company and that were terminated on or after January 1, 1989.

                    (iv)  "Employee  Benefit  Plan"  has the  meaning  given  in
Section 3(3) of ERISA.

                    (v) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations and rules issued thereunder, or any successor law.

                    (vi) "ERISA Affiliate" means any person that, together with the Company, would be or was at any time treated as a single employer under
Section 414 of the Code or Section 4001 of ERISA and any general partnership of which the Company is or has been a general partner.

                    (vii) "Multiemployer Plan" means any Employee Benefit Plan described in Section 3(37) of ERISA.

                    (viii) "Qualified Plan" means any Employee Benefit Plan that meets, purports to meet, or is intended to meet the requirements of Section 401(a) of the Code.

                    (ix) "Welfare Plan" means any Employee Benefit Plan described in Section 3(1) of ERISA.

               (b) Schedule 3.25(b) contains a complete and accurate list of all Company Plans and Company Benefit Arrangements. Schedule 3.25(b) specifically identifies all Company Plans (if any) that are Qualified Plans.

               (c) With respect, as applicable, to Employee Benefit Plans and Benefit Arrangements, copies of which are attached hereto as Schedule 3.25(c):

                    (i) true, correct, and complete copies of all the following documents with respect to each Company Plan and Company Benefit Arrangement, to the extent applicable, have been delivered to Buyer: (A) all documents constituting the Company Plans and Company Benefit Arrangements, including but not limited to, trust agreements, insurance policies, service agreements, and formal and informal amendments thereto; (B) the most recent Forms 5500 or 5500C/R and any financial statements attached thereto and those for the prior two (2) years; (C) the last Internal Revenue Service determination letter, the last IRS determination letter that covered the qualification of the entire plan (if different), and the materials submitted by the Company to obtain those letters; (D) the most recent summary plan description; all summaries of material modifications thereto, and the most recent actuarial reports and Statement of Financial Accounting Standards Nos. 87, 106, and 112 reports; (E) the most recent written descriptions of all non-written agreements relating to any such plan or arrangement; (F) all reports and test results received within the four (4) years preceding the date of this Agreement by third-party administrators, actuaries, investment managers, consultants, or other independent contractors (other than individual account records) or prepared by employees of the Company or its ERISA Affiliates; (G) all notices that were given within the three (3) years preceding the date of this Agreement by the IRS, Department of Labor, or any other governmental agency or entity with respect to any plan or arrangement; and (H) employee manuals or handbooks containing personnel or employee relations policies;

                    (ii) the Klick, Kent & Allen, Inc. 401(k) Plan (the "Company 401(k) Plan") is the only Qualified Plan. The Company has not maintained or contributed to another Qualified Plan. The Company 401(k) Plan qualifies under Section 401(a) of the Code, and any trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the design or operation of any Qualified Plans that could cause the loss of such qualification or exemption or the imposition of any liability, lien, penalty, or tax under ERISA or the Code;

                    (iii) the Company has not sponsored or maintained, had any obligation to sponsor or maintain, or had any liability (whether actual or contingent, with respect to any of its assets or otherwise) with respect to any Employee Benefit Plan subject to Section 302 of ERISA or Section 412 of the Code or Title IV of ERISA (including any Multiemployer Plan), and neither the Company nor any ERISA Affiliate has, since January 1, 1989, terminated or withdrawn from or sought a funding waiver with respect to any plan subject to Title IV of
ERISA, and no facts exist that could reasonably be expected to cause such actions in the future; no accumulated funding deficiency (as defined in Code
Section 412), whether or not waived, exists with respect to any such plan; no reportable event (as defined in ERISA Section 4043) has occurred with respect to any such plan (other than events for which reporting is waived); all costs of any such plans have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and the assets of each such plan, as of its last valuation date, exceeded its "Benefit Liabilities" (as defined in ERISA Section 4001(a)(16)); and, since the last valuation date for each such plan, no such plan has been amended or changed to increase the amounts of benefits thereunder and, to the Company's knowledge, there has been no event that would reduce the excess of assets over benefit liabilities;

                    (iv) each Company Plan and each Company Benefit Arrangement has been maintained in accordance with its constituent documents and with all applicable provisions of the Code, ERISA and other laws, including federal and state securities laws;

                    (v) there are no pending claims or lawsuits by, against, or relating to any Employee Benefit Plans or Benefit Arrangements that are not Company Plans or Company Benefit Arrangements that would, if successful, result in liability of the Company or the Stockholders, and no claims or lawsuits have been asserted, instituted or, to the knowledge of the Company, threatened by, against, or relating to any Company Plan or Company Benefit Arrangement, against the assets of any trust or other funding arrangement under any such Company Plan, by or against the Company with respect to any Company Plan or Company Benefit Arrangement, or by or against the plan administrator or any fiduciary of any Company Plan or Company Benefit Arrangement, and the Company does not have knowledge of any fact that could form the basis for any such claim or lawsuit. The Company Plans and Company Benefit Arrangements are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other governmental agency or entity, and no matters are pending with respect to the Company 401(k) Plan under the IRS's Employee Plans Compliance Resolution System or any predecessor programs;

                    (vi) no Company Plan or Company Benefit Arrangement contains any provision or is subject to any law that would prohibit the transactions contemplated by this Agreement or that would give rise to any vesting of benefits, severance, termination, or other payments or liabilities as a result of the transactions contemplated by this Agreement;

                    (vii) with respect to each Company Plan, there has occurred no non-exempt "prohibited transaction" (within the meaning of Section 4975 of the Code) or transaction prohibited by Section 406 of ERISA or breach of any fiduciary duty described in Section 404 of ERISA that would, if successfully challenged, result in any liability for the Company or any Stockholder, officer, director, or employee of the Company;

                    (viii) all reporting, disclosure, and notice requirements of ERISA and the Code have been fully and completely satisfied with respect to each Company Plan and each Company Benefit Arrangement;

                    (ix) all amendments and actions required to bring the Company Benefit Plans into conformity with the applicable provisions of ERISA, the Code, and other applicable laws have been made or taken except to the extent such amendments or actions (A) are not required by law to be made or taken until after the Effective Date and (B) are disclosed on Schedule 3.25(c);

                    (x) payment has been made of all amounts that the Company is required to pay as contributions to the Company Benefit Plans as of the last day of the most recent fiscal year of each of the plans ended before the date of this Agreement; all benefits accrued under any unfunded Company Plan or Company Benefit Arrangement will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP as of the Balance Sheet
Date; and all monies withheld from employee paychecks with respect to Company Plans have been transferred to the appropriate plan within the period required by applicable regulations;

                    (xi) the Company has not prepaid or prefunded any Welfare Plan through a trust, reserve, premium stabilization, or similar account, nor does it provide benefits through a voluntary employee beneficiary association as defined in Section 501(c)(9) of the Code;

                    (xii) no statement, either written or oral, has been made by the Company to any person with regard to any Company Plan or Company Benefit Arrangement that was not in accordance with the Company Plan or Company Benefit Arrangement and that could have an adverse economic consequence to the Company;

                    (xiii) the Company has no liability (whether actual, contingent, with respect to any of its assets or otherwise) with respect to any Employee Benefit Plan or Benefit Arrangement that is not a Company Plan or Company Benefit Arrangement or with respect to any Employee Benefit Plan sponsored or maintained (or that has been or should have been sponsored or maintained) by any ERISA Affiliate;

                    (xiv) all group health plans of the Company and its affiliates have been operated in material compliance with the requirements of Sections 4980B (and its predecessor) and 5000 of the Code, and the Company has provided, or will have provided before the Closing Date, to individuals entitled thereto all required notices and coverage pursuant to Section 4980B with respect to any "qualifying event" (as defined therein) occurring before or on the Closing Date;

                    (xv) no employee or former employee of the Company or beneficiary of any such employee or former employee is, by reason of such employee's or former employee's employment, entitled to receive any benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment as described in Statement of Financial Accounting Standards No. 106, other than (i) death or retirement benefits under a Qualified Plan, or (ii) continuation coverage mandated under Section 4980B of the Code or other applicable law.

               (d) Schedule 3.25(d) hereto contains the most recent quarterly listing of workers' compensation claims and a schedule of workers' compensation claims of the Company for the last three (3) fiscal years.

               (e) Schedule 3.25(e) hereto sets forth an accurate list, as of the date hereof, of all employees of the Company who may earn more than $75,000 in 1998, all officers and all directors, and lists all employment agreements with such employees, officers and directors and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation respectively) of each such person as of (a) the Balance Sheet Date and (b) the date hereof.

               (f) The Company has not declared or paid any bonus or other incentive compensation in contemplation of the transactions contemplated by this Agreement.

          3.26 TAXES.

               (a) For purposes of this Agreement:

                    (i) "Tax"(including with correlative meaning the terms "Taxes" and "Taxable") means (a) all foreign, federal, state, local and other income, gross receipts, sales, use, ad valorem, value-added, intangible, unitary, transfer, franchise, license, payroll, employment, estimated, excise, environmental, stamp, occupation, premium, property, prohibited transactions, windfall or excess profits, customs, duties or other taxes, levies, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any liability for payment of amounts described in clause (a) as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (c) any liability for payment of amounts described in clause (a) or (b) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person for Taxes.

                    (ii) The term "Tax Return" shall mean any return (including any information return), report, statement, schedule, notice, form, estimate, or declaration of estimated tax relating to or required to be filed with any governmental authority in connection with the determination, assessment, collection or payment of any Tax.

               (b) (i) All Tax Returns required to be filed on or before the date hereof by or on behalf of the Company have been filed, and such Tax Returns are true, correct, and complete in all respects.

                    (ii) The Company has paid in full on a timely basis all Taxes owed by it, whether or not shown on any Tax Return.

                    (iii) The amount of the Company's liability for unpaid Taxes as of the Balance Sheet Date did not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Interim Balance Sheet, and the amount of the Company's liability for unpaid Taxes for all periods or portions thereof ending on or before the Closing Date will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the books and records of the Company on the Closing Date.

                    (iv) There is no action, suit, proceeding, investigation, audit or claim now proposed or pending against or with respect to the Company in respect of any Tax.

                    (v) The Company has a taxable year ending on December 31, in each year commencing 1987.

                    (vi) The Company has not agreed to, and is not and will not be required to, make any adjustments under Code Section 481(a) as a result of a change in accounting methods.

                    (vii) The Company has withheld and paid over to the proper governmental authorities all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

                    (viii) The Company has not requested an extension of time within which to file any Tax Return or granted any extension or waiver of the statute of limitations period applicable to any Tax Return, and all Tax Returns of Company for the preceding three years have been made available to and delivered to Buyer.

                    (ix) There are (and as of immediately following the Closing there will be) no Liens on the assets of the Company relating or attributable to Taxes, other than liens for Taxes not yet due and payable.

                    (x) There is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or otherwise have an adverse effect on the Company or its business.

                    (xi) None of the Company's assets are treated as "tax exempt use property" within the meaning of Section 168(h) of the Code.

                    (xii) There are no contracts, agreements, plans or arrangements covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

                    (xiii) Neither the Company nor any direct or indirect shareholder of the Company has filed a consent under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                    (xiv) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                    (xv) The Company is not, nor has it ever been, a party to a tax sharing, tax indemnity or tax allocation agreement, and the Company has not assumed the tax liability of any other person under contract.

                    (xvi) The Company is not, nor has it ever been a member of an affiliated group filing a consolidated federal income Tax Return. The Company does not and will not have up to an including the Closing Date any interest in any other corporation with respect to which the Company owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                    (xvii) The Company does not have any liability for the Taxes of any individual or entity other than the Company under section 1.1502-6 of the Treasury regulations (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                    (xviii) The Company is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income tax purposes.

                    (xix) The Company (and any predecessor of Company) has been a validly electing S corporation within the meaning of Code ss.ss.1361 and 1362 at all times since January 1, 1988, and the Company will be an S corporation up to and including the Closing Date except as the Company's S corporation status is affected by the consummation of the transactions contemplated herein.

                    (xx) The Company will not be liable for any Tax under Code ss.1374 in connection with the deemed sale of Company's assets (including the assets of any qualified subchapter S subsidiary) caused by the Section 338(h)(10) Election. Neither Company nor any qualified subchapter S subsidiary of Company has, in the past 10 years, (A) acquired assets from another corporation in a transaction in which Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

               (c) Schedule 3.26(c) contains accurate and complete descriptions of (i) the Company's basis in its material assets (which for purposes of this Section 3.26(c) means assets in having a book basis in excess of Five Hundred Dollars ($500)); (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company; (iii) the amount of any deferred gain or loss allocable to the Company arising out of any deferred intercompany transaction; and (iv) tax elections affecting the Company. The Company has no net operating losses or other tax attributes presently subject to limitation under Code sections 382, 383, or 384, or the federal consolidated return regulations.

          3.27    CONFORMITY WITH LAW; LITIGATION.


                  (a) The Company has not violated any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it.

                  (b) Except as set forth on Schedule 3.27(b), there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Company, threatened against or affecting the Company at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or against any of its properties or business.

          3.28 RELATIONS WITH GOVERNMENTS.The Company has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office, nor has it otherwise taken any action that would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

          3.29 ABSENCE OF CHANGES. Since December 31, 1997, the Company has conducted its business in the ordinary course and, except as contemplated herein or as set forth on Schedule 3.29, there has not been:

                  (a) any change, by itself or together with other changes, that has affected adversely, or is likely to affect adversely, the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of the Company;

                  (b) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of the Company;

                  (c) any change in the authorized capital of the Company or in its outstanding securities or any change in their ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

                  (d) any declaration or payment of any dividend or distribution in respect of the capital stock, or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company;

                  (e) any increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by the Company to any of its officers, directors, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice, nor has the Company entered into, amended or terminated any Company Benefit Arrangement, Company Plan, employment, severance or other agreement relating to compensation or fringe benefits;

                  (f) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, materially adversely affecting the business or future prospects of the Company;

                  (g)any sale or transfer, or any agreement to sell or transfer, any material assets property or rights of the Company to any person, including without limitation the Stockholders or their affiliates;

                  (h)Any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including without limitation any indebtedness or obligation of the Stockholders and their affiliates;

                  (i)any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                  (j)any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of the Company;

                  (k) any waiver of any material rights or claims of the Company;

                  (l) any breach, amendment or termination of any material contract, agreement, license, permit or other right to which the Company is a party;

                  (m) any transaction by the Company outside the ordinary course of business;

                  (n) any capital commitment by the Company, either individually or in the aggregate, exceeding $10,000;

                  (o) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or the revaluation by the Company of any of its assets;

                  (p) any creation or assumption by the Company of any mortgage, pledge, security interest or lien or other encumbrance on any asset (other than liens arising under existing lease financing arrangements which are not material and liens for Taxes not yet due and payable);

                  (q) any entry into, amendment of, relinquishment, termination or non- renewal by the Company of any contract, lease transaction, commitment or other right or obligation requiring aggregate payments by the Company in excess of $20,000;

                  (r) any loan by the Company to any person or entity, incurring by the Company, of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

                  (s) the commencement or notice or, to the knowledge of the Company, threat of commencement, of any lawsuit or proceeding against, or investigation of, the Company or any of its affairs; or

                  (t) negotiation or agreement by the Company or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with Buyer and their representatives regarding the transactions contemplated by this Agreement).

          3.30 DISCLOSURE. All written agreements, lists, schedules, instruments, exhibits, documents, certificates, reports, statements and other writings furnished to Buyer pursuant hereto or in connection with this Agreement or the transactions contemplated hereby, are and will be complete and accurate in all material respects as of the Closing Date; except that agreements, lists schedules, instruments, exhibits, documents, certificates, reports, statements and other writings furnished to Buyer pursuant hereto and dated as of a date other than the Closing Date are and will be complete and accurate in all material respects as of the date when made. No representation or warranty by the Stockholders or the Company contained in this Agreement, in the Schedules attached hereto or in any certificate furnished or to be furnished by the Stockholders or the Company to Buyer in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading. There is no fact known to the Stockholders or the Company that has specific application to the Company (other than general economic or industry conditions) and that materially adversely affects or, as can be reasonably foreseen, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or any Schedule hereto.

4.        REPRESENTATIONS OF BUYER

          To induce the Stockholders and the Company to enter into this Agreement and consummate the transactions contemplated hereby, Buyer represents and warrants to the Stockholders and the Company as follows:

          4.1 DUE ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its respective businesses in the places and in the manner as now conducted except for where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, affairs, prospects, properties, assets, profits, or condition (financial or otherwise) of Buyer.

          4.2 AUTHORIZATION; VALIDITY OF OBLIGATIONS. The representatives of Buyer executing this Agreement have all requisite corporate power and authority to enter into and bind Buyer to the terms of this Agreement. Buyer has the full legal right, power and corporate authority to enter into this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the performance by Buyer of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of Buyer, and this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

          4.3 NO CONFLICTS . he execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated hereby and the fulfillment of the terms hereof will not:

                 (a) conflict with, or result in a breach or violation of the Articles of Incorporation or Bylaws of Buyer;

                 (b) conflict with, or result in a default (or would constitute a default but for and requirement of notice or lapse of time or both) under any document, agreement or other instrument to which Buyer is a party, or result in the creation or imposition of any lien, charge or encumbrance on any of Buyer's properties pursuant to (i) any law or regulation to which Buyer or any of its property is subject, or (ii) any judgment, order or decree to which Buyer is bound or any of its property is subject;

                 (c) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of Buyer; or
                 (d) violate any law, order, judgment, rule, regulation, decree or ordinance to which Buyer is subject, or by which Buyer is bound.

          4.4 SEC DOCUMENTS. Buyer has filed with the U.S. Securities and Exchange Commission (the "SEC") all required reports and forms and other documents (the "Buyer SEC Documents"). As of their respective dates, the Buyer SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer SEC Documents, and none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Buyer SEC Document has been revised or superseded by a later-filed Buyer SEC Document filed and publicly available prior to the date of this Agreement, none of the Buyer SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.5 FINANCIAL STATEMENTS. The financial statements of Buyer included in the Buyer SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year- end adjustments).

          4.6 LITIGATION. Except as disclosed in the Buyer SEC Documents filed prior to the date of this Agreement, as of the date of this Agreement there is no suit, action or proceeding pending or, to the knowledge of Buyer, threatened against Buyer, individually or in the aggregate, would reasonably be expected to
(i) have a material adverse effect on Buyer, (ii) impair in any material respect the ability of Buyer to perform its obligations under this Agreement, or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any governmental authority or arbitrator outstanding against Buyer or any of its subsidiaries having, or which is reasonably likely to have, any effect referred to in the foregoing clauses (i) through (iii).

5.        COVENANTS

          5.1 FIRPTA COMPLIANCE. On the Closing Date, the Stockholders shall deliver to Buyer a properly executed statement in a form reasonably acceptable to Buyer for purposes of satisfying Buyer's obligations under Treas. Reg. ss. 1.1445-2(c)(3).

          5.2 UNPAID TAXES. The Stockholders jointly and severally covenant and agree to reimburse Buyer for any amount that the Company's liability for unpaid Taxes for all periods or portions thereof ending on or before the Closing Date exceeds the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the books and records of the Company on the Closing Date; without limiting the foregoing and for the avoidance of doubt, the Stockholders shall have no liability for any Taxes of the Company that result solely from a change from the cash method of accounting to the accrual method of accounting.

          5.3    CERTAIN TAX MATTERS.

                 (a) Section 338(h)(10) Election. Company and each of the Stockholders will join with Buyer in making an election under Code ss.338(h)(10) of the Code (and any corresponding election under state, local, and foreign tax law) with respect to the purchase and sale of the stock of Company hereunder (a "Section 338(h)(10) Election"). Stockholders will include any income, gain, loss, deduction, or other tax item resulting from the Section 338(h)(10) Election on their Tax Returns to the extent permitted by applicable law. Stockholders shall also pay any Tax imposed on Company or its subsidiaries attributable to the making of the Section 338(h)(10) Election, including, but not limited to, (i) any Tax imposed under Code ss.1374,
(ii) any tax imposed under Treas. Reg. ss.1.338(h)(10)-1(e)(1), or (iii) any state, local or foreign Tax imposed on Company's or its Subsidiaries' gain, and Stockholders shall indemnify Buyer, Company and its Subsidiaries against any adverse consequences (including, without limitation, liabilities, expenses, costs, fees, Taxes, liens, proceedings and settlements) arising out of any failure to pay any such Taxes. It is the intent of the parties that the federal income taxes for which the Stockholders are liable pursuant to this Section 5.3(a) shall not exceed by more than $200,000 (as a result of allocation of purchase price to ordinary income assets of the Company) the federal income tax liability for which they would have been liable had the Stockholders sold the Shares of the Company and no Section 338(h)(10) Election had been made (in which case no amounts would have been allocated to ordinary income assets), and the Buyer shall reimburse the Stockholders for any excess federal income tax liability above such $200,000 (grossed-up to take into account any additional federal income tax liability resulting from such reimbursement).

                  (b) Allocation of Purchase Price. Buyer, Company and Stockholders agree that the Purchase Price and the liabilities of Company and its qualified subchapter S subsidiaries (plus other relevant items) will be allocated to the assets of Company and its qualified subchapter S subsidiaries for all purposes (including Tax and financial accounting) as shown on Schedule 5.4(b) attached hereto. Buyer, Company, Company's Subsidiaries, and Stockholders will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

                  (c) S Corporation Status. Company and Stockholders will not revoke Company's election to be taxed as an S corporation within the meaning of Code ss.ss.1361 and 1362. Company and Stockholders will not take or allow any action, other than in accordance with the transactions contemplated herein, that would result in the termination of Company's status as a validly electing S corporation within the meaning of Code ss.ss.1361 and 1362.

                  (d) Tax Periods Ending on or before the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date. To the extent permitted by applicable law, Stockholders shall include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns in a manner consistent with the Schedule K-1s furnished by Company to the Stockholders for such periods. Stockholders shall reimburse Buyer for any Taxes of the Company and its Subsidiaries with respect to such periods within fifteen (15) days after payment by Buyer or the Company and its Subsidiaries of such Taxes to the extent such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the books and records of the Company on the Closing Date.

                  (e)    Cooperation on Tax Matters.

                         (i)   Buyer,   Company   and   its   Subsidiaries   and
Stockholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Company and its Subsidiaries and Stockholders agree (A) to retain all books and records with respect to Tax matters pertinent to Company and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Stockholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Company and its Subsidiaries or Stockholders, as the case may be, shall allow the other party to take possession of such books and records.

                         (ii)  Buyer  and  Stockholders   further  agree,   upon
request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                  (f) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any corporate-level gains tax triggered by the sale of Company stock, any state or municipal transfer tax), shall be paid by Stockholders when due, and Stockholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

          5.4 ACCOUNTS RECEIVABLE. In the event that all Accounts Receivable are not collected in full (net of reserves specified in Section 3.14) within one hundred twenty (120) days after the Closing then, at the request of Buyer, the Stockholders shall pay Buyer an amount equal to the Accounts Receivable (net of reserves) not so collected and upon receipt of such payment Buyer shall assign to the Stockholders all rights with respect to the uncollected Accounts Receivable and shall also thereafter promptly remit to the Stockholders any excess collections received by it with respect to such assigned Accounts Receivable. The Stockholders may retain all collections received in respect of Accounts Receivable assigned by the Company. Following the Closing Date, the Company shall use commercially reasonable efforts to promptly collect all Accounts Receivable and Buyer shall cause the Company to continue, in all material respects, its current collection practices with respect to the Accounts Receivable.

6.        CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

          The obligation of Buyer to effect the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions:

          6.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS . All of the representations and warranties of the Stockholders and the Company contained in this Agreement shall be true, correct and complete on and as of the Closing Date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Company and the Stockholders on or before the Closing Date shall have been duly complied with, performed or satisfied; and certificates to the foregoing effects dated the Closing Date and signed on behalf of the Stockholders and the Company shall have been delivered to Buyer.

          6.2 NO LITIGATION . No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Buyer's proposed acquisition of the Company, or limiting or restricting Buyer's conduct or operation of the business of the Company (or its own business) following the Closing shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit claim or proceeding of any nature pending or threatened against Buyer, the Company or their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of the Company.

          6.3 OPINION OF COUNSEL. Buyer shall have received an opinion from counsel to the Stockholders and the Company, dated the Closing Date, in a form reasonably satisfactory to counsel for Buyer.

          6.4 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency or third party, relating to the consummation by the Company and the Stockholders of the transactions contemplated hereby shall have been obtained and made, except that the parties hereto acknowledge that the Company will not be able to obtain a consent from the Company's landlord prior to the Closing and, therefore, the parties agree that the Stockholders will use reasonable efforts to obtain a consent from the Company's landlord as soon as practicable after the Closing. The Board of Directors of Buyer shall have issued a resolution approving the transactions contemplated by this Agreement.

          6.5 CHARTER DOCUMENTS . The Stockholders shall have delivered to Buyer
(a) copies of the Articles of Incorporation of the Company certified by an appropriate authority in the state of its incorporation and (b) copies of the Bylaws of the Company certified by the Secretary of the

Company, and such documents shall be in form and substance reasonably acceptable to Buyer and its counsel.

          6.6 EMPLOYMENT AGREEMENTS . The Stockholders shall each have executed an employment agreement with the Company in the form attached hereto as Exhibits E, F, G, H. Each of the employment agreements referred to in this Section 6.6 shall be an "Employment Agreement" and shall collectively be the "Employment Agreements."

          6.7 DUE DILIGENCE. The Stockholders and the Company shall have made such deliveries as are called for by this Agreement. Buyer shall be fully satisfied in its sole discretion with the results of its review of all of the Schedules, whether delivered before or after the execution hereof but prior to the Closing Date, and such deliveries, and its review of, and other due diligence investigations with respect to, the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits and condition (financial and otherwise) of the Company and the Buyer's full satisfaction in its sole discretion that there exist no legal, ethical or other conflicts between the Company's clients and the Buyer's clients.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDERS AND THE COMPANY

          The obligations of the Stockholders and the Company to effect the transactions contemplated hereby are subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions:

          7.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS . All of the representations and warranties of Buyer contained in this Agreement shall be true, correct and complete on and as of the Closing Date, all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by Buyer on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed by the President or any Vice President of Buyer shall have been delivered to the Stockholders.

          7.2 NO LITIGATION. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Buyer's proposed acquisition of the Company, or limiting or restricting Buyer's conduct or operation of the business of the Company (or its own business) following the Closing shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or threatened, against Buyer or the Company, their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of the Buyer and its subsidiaries taken as a whole.

          7.3 CONSENTS AND APPROVALS . All necessary consents of and filings with any governmental authority or agency or third party relating to the consummation by Buyer of the transactions contemplated herein shall have been obtained and made.

          7.4  EMPLOYMENTS  AGREEMENTS.   The  Buyer  shall  have  executed  and
delivered each of the Employment Agreements.

          7.5 PROMISSORY NOTES. The Buyer shall have executed and delivered each of the Notes.

8.        INDEMNIFICATION

          8.1 GENERAL INDEMNIFICATION BY THE STOCKHOLDERS . The Stockholders jointly and severally covenant and agree to indemnify, defend, protect and hold harmless Buyer and its respective officers, directors, employees, stockholders, assigns, successors and affiliates, including without limitation, the Company (individually, an "FTI Indemnified Party" and collectively, the "FTI Indemnified Parties") from, against and in respect of:

                  (a) all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid by the FTI Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

                         (i) any breach of any representation or warranty of the
Stockholders or the Company set forth in this Agreement or any schedule or certificate, delivered by or on behalf of any of the Stockholders or the Company in connection herewith; or

                         (ii) any nonfulfillment of any covenant or agreement on
the part of the Stockholders or, prior to the Closing Date, the Company, in this Agreement; or

                         (iii) the business, operations or assets of the Company
prior to the Effective Date or the actions or omissions of the Company's directors, officers, shareholders, employees or agents prior to the Closing Date, except as otherwise disclosed in the Company Financial Statements; or

                         (iv) any  Liability  of the  Company  for Taxes for any
Taxable period or portion thereof ending on or before the Closing Date; without limiting the foregoing and for the avoidance of doubt, the Stockholders shall have no indemnification obligation for any Taxes of the Company that result solely from a change from the cash method of accounting to the accrual method of accounting; or

                         (v)  failure  of  the  Company  to  collect  any of its
accounts receivable in the ordinary course of business; or

                         (vi) any litigation or other claims of any kind brought
against the Company after the Closing for acts or omissions of the Company or the Stockholders prior to Closing.

                  (b) any and all Damages incident to any of the foregoing or to the enforcement of this Section 8.1.

          Provided the Closing occurs, the Stockholders waive any right of contribution or other similar right against the Buyer or the Company arising out of the Company's representations, warranties, covenants and agreements contained herein and agree that any claims of the Buyer and its officers, directors, employees and agents or the Company hereunder, whether for indemnification or otherwise, may be asserted directly and fully against the Stockholders without the need for any claim against or joinder of the Company.

          8.2     LIMITATION AND EXPIRATION.   Notwithstanding the above:

                  (a) there  shall be no  liability  for  indemnification  under
Section 8.1 unless, and solely to the extent that, the aggregate amount of Damages exceeds $50,000 (the "Indemnification Threshold"); provided, however, that the Indemnification Threshold shall not apply to (i) Damages arising out of any breaches of the covenants of the Stockholders set forth in this Agreement or representations made in Sections 3.4 (capital stock of the Company), 3.5 (transactions in capital stock), 3.19 (significant customers; material contracts and commitments), 3.23 (environmental matters), 3.25 (employee benefit plans),
3.26 (taxes), 3.27 (conformity with law; litigation), or (ii) Damages described in Section 8.1(a)(iii) or (iv); and further provided that if the aggregate amount of Damages exceeds the Indemnification Threshold, then the Stockholders shall indemnify the Indemnified Parties for the entirety of all Damages and the Indemnification Threshold shall be disregarded.

                  (b) the aggregate amount of the Stockholders' liability under this Section 8 shall not exceed the Purchase Price; provided, however, that the Stockholders' liability for Damages arising out of any breaches of the representations made in Sections 3.4 (capital stock of the Company), 3.5 (transactions in capital stock), 3.25 (employee benefit plans), 3.26 (taxes), or Damages described in Section 8.1(a)(iii) or (iv) shall not be subject to such limitation;

                   (c) the indemnification obligations under this Section 8 or in any certificate or writing furnished in connection herewith shall terminate on the later of clause (i), (ii) or (iii) of this Section 8.2(c):

                         (i) (1)except as to  representations,  warranties,  and
covenants specified in clause (i)(2) of this Section 8.2(b), the third anniversary of the Closing Date, or

                         (2)with  respect  to  representations,  warranties  and
covenants contained in Sections 3.23 (environmental matters), 3.25 (employee benefit plans), 3.26 (taxes), 5.1 (tax matters) and the indemnification set forth in Section 8.1(a)(iii) or (iv), on (A) the date that is six (6) months after the expiration of the longest applicable federal or state statute of limitation (including extensions thereof), or (B) if there is no applicable statute of limitation, three (3) years after the Closing Date for any other Claim covered by clause (i)(2)(B) of this Section 8.2(c); or

                    (ii) the final resolution of claims or demands (a "Claim") pending as of the relevant dates described in clause (i) of this Section 8.2(c) (such claims referred to as "Pending Claims"); and

                    (iii)  with  respect  to   representations   and  warranties
contained in Section 3.4 (capital stock of the Company), there shall be no limitation.

          8.3 INDEMNIFICATION PROCEDURES. All Claims for indemnification under this Section 8 shall be asserted and resolved as follows:

               (a) In the event that any FTI Indemnified Party or Stockholder Indemnified Party (as defined in Section 8.6) (the "Indemnified Party") has a Claim against any party obligated to provide indemnification pursuant to Section
8.1 or Section 8.8 hereof (the "Indemnifying Party") which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness send a Claim Notice with respect to such Claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that the Indemnifying Party disputes such Claim, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case an objection is made in writing in accordance with this Section 8.3(a), the Indemnified Party shall have thirty (30) days to respond in a written statement to the objection. If after such thirty (30) day period there remains a dispute as to any Claims, the parties shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such Claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

               (b) In the event that any Claim for which the Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Claim, specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "Claim Notice"). The Indemnifying Party shall have 30 days from the receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not such party disputes the liability to the Indemnified Party hereunder with respect to such Claim and (ii) if such party does not dispute such liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such Claim, provided that such party is hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading and to take any other action which the Indemnifying Party shall deem necessary or appropriate to protect the Indemnifying Party's interests. In the event that Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify hereunder and desires to defend the Indemnified Party against such Claim and except as hereinafter provided, such party shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by such party to a final conclusion, provided that, unless the Indemnified Party otherwise agrees in writing, such party may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against such Claim, whether by failure of such party to give the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, without waiving any rights against such party, may settle or defend against any such Claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

                  (c) Notwithstanding anything to the contrary in this section 8.3, Buyer will, as to any audit, examination, claim or other administrative or judicial proceeding relating to Taxes or Tax Returns in respect of which a Stockholder has agreed to indemnify Buyer or Company, inform with reasonable promptness Stockholder of, and permit the participation of Stockholder in, any investigation, audit or other proceeding by or with the Internal Revenue Service or any other taxing authority empowered to administer or enforce such a tax and will not consent to the settlement or final determination in such proceeding without the prior written consent of Stockholder (which consent will not be unreasonably withheld); provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent that the failure to give such notice materially prejudices the indemnifying party.

                  (d) If at any time, in the reasonable opinion of the Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any such Claim seeks material prospective or other relief which could have a materially adverse effect on the assets, liabilities, financial condition, results of operations or business prospects of any Indemnified Party or any subsidiary, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party should elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Indemnifying Party.

                  (e) Nothing herein shall be deemed to prevent the Indemnified Party from making a claim, and an Indemnified Party may make a claim hereunder, for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made.

                  (f) The Indemnified Party's failure to give reasonably prompt notice as required by this Section 8.3 of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

                  (g) The parties will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification obligation under Section 8, provided that no Indemnifying Party shall be obligated to seek any payment pursuant to the terms of any insurance policy.

          8.4 SURVIVAL OF REPRESENTATIONS WARRANTIES AND COVENANTS . All representations, warranties and covenants made by the Stockholders, Buyer in or pursuant to this Agreement or in any document delivered pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein). The representations of the Company and the Stockholders will survive the Closing and will remain in effect until, and will expire upon, the termination of the relevant indemnification obligation as provided in Section
8.2. The representations of Buyer will survive the Closing and will remain in effect until, and will expire upon the third anniversary of the Closing Date. The covenants of the parties will survive the Closing and expire in accordance with their terms.

          8.5 REMEDIES CUMULATIVE. The remedies set forth in this Section 8 are cumulative and shall not be construed to restrict or otherwise affect any other remedies that may be available to the Indemnified Parties under any other agreement or pursuant to statutory or common law.

          8.6 GENERAL INDEMNIFICATION BY BUYER.

               (a) Buyer covenants and agrees to indemnify, defend, protect and hold harmless Stockholders and his successors and assigns (individually, a "Stockholder Indemnified Party" and collectively, "Stockholder Indemnified Parties") from and against all Damages suffered, sustained, incurred or paid by the Stockholder Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

                         (i) any breach of any  representation  or  warranty  of
Buyer set forth in this Agreement or any certificate delivered by or on behalf of Buyer in connection herewith; or

                         (ii) any nonfulfillment of any covenant or agreement on
the part of Buyer in this Agreement; or

                         (iii) the  business,  operations or assets of the Buyer
and the Company after the Effective Date (including, without limiting the foregoing and for the avoidance of doubt, Taxes of the Company that result solely from a change from the cash method of accounting to the accrual method of accounting, but not any Taxes resulting from the Section 338(h)(10) Election) or the actions or omissions of the Buyer's and the Company's directors, officers, shareholders, employees or agents after the Effective Date, except to the extent arising out of the act or omission of the Stockholders.

                  (b) There shall be no liability for indemnification under this
Section 8.6 unless, and solely to the extent that, the aggregate amount of Damages under this Section 8.6 exceeds the Indemnification Threshold, as defined in Section 8.2(a); provided, however, that the Indemnification Threshold shall not apply to Damages arising out of any breaches of the covenants of Buyer set forth in this Agreement.

                  (c) The  aggregate  amount of  Buyer's  liability  under  this
Section 8.6 shall not exceed an amount equal to the Purchase Price.

                  (d) The indemnification obligations under this Section 8.6 or in any certificate or writing furnished by Buyer in connection herewith shall terminate on the later of (i) the third anniversary of the Closing, or (ii) the final resolution of Claims pending as of the first anniversary of the Closing.

9.        NONCOMPETITION AND CONFIDENTIALITY

          9.1 EMPLOYMENT AGREEMENTS. The non-competition and confidentiality provisions of each of the Employment Agreements constitute a part of the consideration for the purchase and sale transaction contemplated by this Agreement. The non-competition provisions of the Employment Agreement for any Stockholder shall terminate upon the occurrence of any non-payment of (i) principal as and when required under the Note delivered to such Stockholder pursuant to Section 1.2 of this Agreement, or (ii) any Earn-Out Payment to any Stockholder under Section 1.5 hereto; provided however that, no such termination shall occur if Buyer cures such non-payment of principal under a Note or any Earn-Out Payment by remitting such payment to the Stockholder within ten (10) business days of the date the principal payment or Earn-Out Payment became due and payable; and further provided that the non-competition provisions shall not terminate for so long as such Stockholder is employed by the Company.

10.       GENERAL

          10.1 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Buyer or the Company, and the heirs, personnel representatives and successors of the Stockholders.

          10.2 ENTIRE AGREEMENT . This Agreement (which includes the Schedules hereto) sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. Each of the Schedules to this Agreement is incorporated herein by this reference and expressly made a part hereof.

          10.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by telefax) by the parties.

          10.4 BROKERS AND AGENTS . Except for Brighton Associates, Inc., whose fees and expenses shall be paid solely by the Stockholders, Buyer and the Stockholders (for themselves and on behalf of the Company) each represents and warrants to the other that it has not employed any broker or agent in connection with the transactions contemplated by this Agreement and agrees to indemnify the other against all loss, damages or expense relating to or arising out of claims for fees or commission of any broker or agent employed or alleged to have been employed by such indemnifying party.

          10.5 EXPENSES . Buyer has and will pay the fees, expenses and disbursements of Buyer and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement. The
Stockholders (and not the Company) have and will pay the fees, expenses and disbursements of the Stockholders, the Company, and their agents, representatives, financial advisers, accountants and counsel incurred in connection with the subject matter of this Agreement.

          10.6 SPECIFIC PERFORMANCE; REMEDIES . Each party hereto acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement, including without limitation, the noncompetition provisions set forth in Section 9. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties, covenants and agreements contained in this Agreement.

          10.7 NOTICES. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

          If to Buyer to:

                  FTI Consulting, Inc.
                  2021 Research Drive
                  Annapolis, Maryland 21401
                  Attention:   Jack B. Dunn, IV
                               President and Chief Executive Officer
                  Telefax: 410-224-3552

                  with a required copy to:

                  Wilmer, Cutler & Pickering
                  2445 M Street, N.W.
                  Washington, D.C.  20037
                  Attn:  George P. Stamas, Esq.
                  Telefax:  202-663-6363

          If to the Stockholders or the Company to:

                  John C. Klick
                  3327 R Street, NW
                  Washington, DC 20007

                  Christopher D. Kent
                  5262 Navaho Drive
                  Alexandria, VA 22312

                  Evan J. Allen
                  3204 White Street
                  Falls Church, VA 22044

                  Michael R. Baranowski
                  5338 Ellzey Drive
                  Fairfax, VA 22032

                  Klick, Kent & Allen, Inc.
                  66 Canal Center Plaza
                  Suite 670
                  Alexandria, Virginia 22314
                  Attn: Christopher D. Kent, President
                  with a required copy to:

                  Freedman, Levy, Kroll & Simonds
                  1050 Connecticut Avenue, N.W.
                  Washington, D.C. 20036
                  Attn: Thomas L. James, Esq.
                  Telefax: 202-457-5151

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

          10.8 GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Maryland without regard to principles of conflicts of laws.

          10.9 SEVERABILITY . If any provision of this Agreement or the application thereof to any person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. The preceding sentence is in addition to and not in place of the severability provisions in Section 9.4.

          10.10 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS . No provision of this Agreement is intended, nor will be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner of any party hereto or any other person or entity.

          10.11 AMENDMENT; WAIVER. This Agreement may be amended by the parties hereto at any time prior to the Closing by execution of an instrument in writing signed on behalf of each of the parties hereto. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          10.12 OPERATION OF THE COMPANY. The Stockholders recognize that Buyer, as the owner of the Company, shall have the authority to exercise its own good faith business judgment with regard to the operations Buyer and its subsidiaries including, following the Closing, the Company. The Stockholders acknowledge that such authority and control shall include, but be limited to, a determination of appropriate charges to the Company of charges incurred by the Company, personnel decisions, expansion decisions, the use and nature of the assets of the Company and the nature and amount of capital of the Company.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                         FTI CONSULTING, INC.

                         By:    ___________________________________
                         Name:
                         Title:


                         KLICK, KENT & ALLEN, INC.

                         By:    ___________________________________
                         Name:
                         Title:


                         STOCKHOLDERS:

                         -----------------------------------------
                         John C. Klick

                         -----------------------------------------

                         Christopher D. Kent

                         -----------------------------------------

                         Evan J. Allen

                         -----------------------------------------
                         Michael R. Baranowski